PROXY ADVANTAGE
THE GALAXY FUND CALL SCRIPT

OPENING

Hello, Mr./Ms. "XXXXXXXX". This is (Rep First and Last Name) from PFPC Inc. calling on behalf of The Galaxy Fund to follow up on a recent proxy mailing. We have not received your proxy cards yet. Would you be willing to record your vote over the phone now?

     IF DID NOT RECEIVE:
     May we send you another proxy package for this important vote?
     NO: The shareholder meeting is scheduled for June 15, 2001. We are urging everyone to vote his or her shares as soon as possible.
          STILL DOES NOT WANT PROXY: Thank you for your time today/this evening.
     YES: Let me verify the address that the first proxy package was mailed to. (Verify name and address). You should receive a new proxy package in approximately 5 days. Please fill out the proxy card and vote as soon as possible. Thank you for your time today/this evening.

     ALREADY VOTED: Great! Thank you for your time today/this evening.

     WOULD LIKE TO VOTE ON PHONE: Have you received your proxy package in the mail? Can you verify that your name and address is as follows. (Read full name and address) May I also have the last four digits of your social security number for verification? Do you wish to vote in accordance with the Board of Directors recommendations?
          VOTE CONFIRMATION:
          Let me confirm that for all of your accounts you wish to vote in accordance with the Board of Directors recommendations in favor of each proposal.

          Let me confirm that for all of your accounts you wish to vote AGAINST each proposal.

          Let me confirm that for all of your accounts you wish to ABSTAIN on each proposal.

     WILL BE VOTING: Great! We are calling to encourage you to vote as soon as possible. Would you like to cast your vote over the phone now?
          WILL NOT VOTE ON PHONE: You can vote by mail, internet or touch-tone phone. We encourage you to vote as soon as possible. Thank you for your time today.

     WILL NOT BE VOTING: We are calling to encourage you to vote so we can avoid the cost of additional solicitations.
          STILL NOT VOTING: Thank you for your time and have a good day/evening.

DEPARTMENT REFERRAL: Unfortunately, I cannot answer your question. Please call 1-877-289-4252 Option #2 and a representative will be able to assist you.

PRIORITY HANDLING: (Defined as any shareholder contacted who is upset about the terms of the proxy or for being disturbed by the phone call) The shareholder's name, address, phone number and account information and his or her comments are recorded and sent to Elise Woods at 978-887-0630.

                          PLEASE VOTE YOUR PROXY TODAY
  SPECIAL MEETING OF SHAREHOLDERS OF CERTAIN FUNDS OF THE GALAXY FUND SCHEDULED
                                FOR JUNE 15, 2001


Dear Shareholder:

We recently sent you proxy materials in connection with a Special Meeting of Shareholders of certain Funds of THE GALAXY FUND and have not yet received your vote. Your vote is important! Please take a moment now to review the proxy statement, sign the proxy/voting instruction card and return the card immediately if you have not done so already. For your convenience, we are enclosing another proxy/voting instruction card along with a pre-paid postage envelope.

PLEASE NOTE THAT IF YOUR BROKER HOLDS OF RECORD YOUR SHARES IN THE THE GALAXY FUND, HE OR SHE DOES NOT HAVE THE DISCRETION TO VOTE ON THESE PROPOSALS. THEREFORE, WE ARE ASKING YOU TO COMPLETE THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

Exercising your right to vote on matters that affect the Funds in which you have invested is an important responsibility. No matter how small or large your investment may be, your vote counts.

We appreciate your time and attention to this important matter. If you have already cast your vote, please disregard this letter and accept our sincere thanks.

                          PLEASE VOTE YOUR PROXY TODAY
  SPECIAL MEETING OF SHAREHOLDERS OF CERTAIN FUNDS OF THE GALAXY FUND SCHEDULED
                                FOR JUNE 15, 2001

Dear Shareholder:

We recently sent you proxy materials in connection with a Special Meeting of Shareholders of certain Funds of THE GALAXY FUND and have not yet received your vote. Your vote is important! Please take a moment now to review the proxy statement, sign the proxy card and return the card immediately if you have not done so already. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

If you prefer, you can also vote by touch-tone telephone or via the internet.

1.   VOTE BY TOUCH-TONE TELEPHONE:
     ----------------------------
     Dial 1-888-221-0697, enter the CONTROL NUMBER printed on the upper portion of your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THE CALL IS TOLL-FREE. If you
                                                 ---------------------
     received more than one proxy card, you can vote each card during the call. Each card has a different control number.

2.   VOTE VIA THE INTERNET:
     ---------------------
     Log on to WWW.PROXYWEB.COM, enter the CONTROL NUMBER printed on the upper portion of your proxy card and follow the instructions on the screen. Internet voting is available 24 hours a day, 7 days a week. If you received more than one proxy card, you can vote each card during the same session. Each card has a different control number.


            IF YOU VOTE BY TOUCH-TONE TELEPHONE OR VIA THE INTERNET,
                     PLEASE DO NOT RETURN YOUR PROXY CARD.